3,300,000 Shares(1)

                             ECO SOIL SYSTEMS, INC.

                                  Common Stock

                          AGREEMENT AMONG UNDERWRITERS


R. J. STEICHEN & COMPANY                                    ______________, 1997
As Representative of the several Underwriters
 named in Schedule I to the Underwriting
 Agreement described herein
Midwest Plaza, Suite 1100
801 Nicollet Mall
Minneapolis, Minnesota  55402

Dear Sirs:

         1. Underwriting Agreement. We understand that an underwriting agreement (the "Underwriting Agreement") substantially in the form furnished simultaneously herewith with respect to 3,300,000 shares (the "Firm Shares") of common stock, $0.005 per share par value ("Common Stock"), of Eco Soil Systems, Inc., a Nebraska corporation (the "Company"), proposed to be sold by the Company is to be entered into among the Company, you and other prospective underwriters, acting severally and not jointly. The parties on whose behalf you are to execute the Underwriting Agreement to be named in Schedule I thereto and are herein called the "Underwriters." The Underwriting Agreement also provides for the grant by the Company to the several Underwriters of an option, on the terms and conditions set forth therein, to purchase up to an additional 495,000 shares of Common Stock (the "Option Shares"). The Firm Shares and any Option Shares purchased pursuant to the Underwriting Agreement are hereinafter collectively called the "Shares." It is also understood that changes may be made to those who are to be Underwriters and to the respective aggregate number of Shares to be purchased by them, but that the aggregate number of the Shares to be purchased by us as set forth in the accompanying form of Underwriting Agreement will not be changed without our consent except as provided herein or in the Underwriting Agreement.

         2. Registration Statement and Prospectus. As used herein, the terms "Registration Statement," "Preliminary Prospectus" and "Prospectus" shall have the meanings ascribed to them in the Underwriting Agreement. You will furnish to us as soon as possible copies of the Prospectus to be used in connection with the offering of the Shares. We will confirm that, if

--------

1 Plus an option to purchase up to 495,000 additional shares to cover over-allotments.

requested by you as Representative, that we have furnished a copy of any amended Preliminary Prospectus to each person to whom we have furnished a copy of any previous Preliminary Prospectus, and we confirm that we have delivered and agree that we will deliver all Preliminary Prospectuses and Prospectuses and all supplements thereto required for compliance with the provisions of Rule 15c2-8 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). We consent to being named in the Prospectus as one of the Underwriters of the Shares.

         3. Authority and Compensation. We hereby authorize you, as our Representative and on our behalf, to enter into the Underwriting Agreement with the Company substantially in the form furnished simultaneously herewith and to take such action as you deem advisable in connection with the performance of the Underwriting Agreement and this Agreement and the purchase, carrying, sale and distribution of the Shares. You may waive performance or satisfaction by the Company of other obligations or conditions included in the Underwriting Agreement if, in your judgment, such waiver will not have a material adverse effect upon the interests of the Underwriters.

         As compensation for your services, we will pay you an amount equal to $_____ per share with respect to each share of the Shares which we agree to purchase under the Underwriting Agreement, and you may charge our account therefor.

         4. Public Offering. In connection with the public offering of the Shares, we authorize you, in your discretion:

                  (a) To determine the time of the initial public offering, to change the public offering price and the concessions and discounts to dealers after the initial public offering, to furnish the Company with the information to be included in the Registration Statement or Prospectus with respect to the terms of offering and to determine all matters relating to advertising and communications with dealers or others;

                  (b) To reserve for sale to dealers selected by you ("Selected Dealers") and to others, all or any part of our Shares, such reservations for sales to others to be as nearly as practicable in proportion to the respective underwriting obligations of the Underwriters unless you agree to a smaller proportion at the request of any Underwriter and, from time to time, to add to the reserved Shares any Shares retained by us remaining unsold and to release to us any of our Shares reserved but not sold;

                  (c) To sell reserved Shares, as nearly as practicable in proportion to the respective reservations, to Selected Dealers at the public offering price less the Selected Dealers' concession and to others at the public offering price; and

                  (d) To buy Shares for our account from Selected Dealers at the public offering price less such amount not in excess of the Selected Dealers' concession as you determine.

         We authorize you to determine the form and manner of any communications or agreements with Selected Dealers. If there shall be any agreements with Selected Dealers, you are authorized to act as manager thereunder, and we agree in such event to be governed by the terms and conditions of such agreements. The form of Selected Dealers' Agreement furnished simultaneously herewith is satisfactory to us.

         Sales of Shares between Underwriters may be made with your prior consent, or as you deem advisable for Blue Sky purposes.

         After advice from you that the Shares have been released for public offering, we will offer to the public in conformity with the terms of offering set forth in the Prospectus such of our Shares as you advise us are not reserved.

         If, prior to the termination of this Agreement, you shall purchase or contract to purchase, in the open market or otherwise, any Shares sold by us (otherwise than through you) pursuant to this Agreement, we agree to repurchase such Shares on demand at a price equal to the total cost of such purchase made by you as Representative, including commissions, if any, and transfer taxes on the redelivery. Certificates for the Shares delivered on such repurchase need not be the identical certificates so purchased by you. In lieu of such action, you may in your discretion sell for our account the Shares so purchased and debit or credit our account for the loss or profit resulting from such sale, or charge our account with an amount not in excess of the Selected Dealers' concession with respect to such Shares.

         5. Payment and Delivery. We authorize you to make payment on our behalf to the Company of the purchase price of our Shares, to take delivery of our Shares, registered as you may direct in order to facilitate deliveries, and to deliver our reserved Shares against sales. At your request, we will pay you an amount equal to the public offering price, less the selling concession, of either our Shares or our unreserved Shares as you direct, and such payment will be directed to our account and applied to the payment of the purchase price. After you receive payment for reserved Shares sold for our account, you will remit to us the purchase price (if any) paid by us for such Shares and credit or debit our account with the difference between the sale price and the purchase price thereof. You will deliver to us our unreserved Shares promptly, and our reserved but unsold Shares against payment of the purchase price therefor (except in the case of Shares for which payment has previously been made), as soon as practicable after the termination of the provisions referred to in
Section 9 hereof, except that if the aggregate number of reserved but unsold Shares upon such termination does not exceed 10% of the total number of the Shares, you may in your discretion sell such reserved but unsold Shares for the accounts of the several Underwriters as soon as practicable after such termination, at such prices and in such manner as you determine.

         6. Authority to Borrow. In connection with the purchase or carrying of our Shares, we authorize you, in your discretion, to advance your funds for our account, charging current interest rates, to arrange loans for our account, and in connection therewith to execute and deliver any notes or other instruments and to hold or pledge as security any of our Shares. Any lender may rely upon your instructions in all matters relating to any such loan. Any Shares held by you for our account may be delivered to us for carrying purposes and, if so delivered, will be redelivered to you upon demand.

         7. Stabilization and Over-Allotment. We authorize you, in your discretion, to make purchases and sales of Shares and of the outstanding shares of Common Stock, in the open market or otherwise, for long or short account, on such terms as you deem advisable, and to over-allot in arranging sales. Such purchases and sales and over-allotments will be made for the accounts of the Underwriters as nearly as practicable in proportion to their respective underwriting obligations. We authorize you, in your discretion, to cover any short position incurred pursuant to this Section by purchasing securities on such terms as you deem advisable. At no time will our net commitment under the foregoing provisions of this Section exceed 15% of our underwriting obligation. We will on demand take up at cost any securities so purchased and deliver any securities so sold or over-allotted for our account, and, if any other Underwriter defaults in its corresponding obligation, we will assume our proportionate share of such obligation without relieving the defaulting Underwriter from liability. Upon request, we will advise you of the Shares retained by us and unsold and will sell to you for the account of one or more of the Underwriters such of our unsold Shares at such price, not less than the net price to Selected Dealers nor more than the public offering price, as you determine.

         If you effect stabilizing purchases pursuant to Section 7 hereof, you will notify us promptly of the initiation and termination thereof. If stabilization is effected, we will furnish to you not later than three business days following the date on which stabilizing was commenced such information as is required by Rule 17a-2(d) under the Exchange Act.

         8. Open Market Transactions. We and you agree not to bid for, purchase, attempt to induce others to purchase, or sell, directly or indirectly, any Shares or outstanding shares of Common Stock, except as brokers pursuant to unsolicited orders and as otherwise provided in this Agreement.

         We represent that we have not participated in any transaction prohibited by the preceding paragraph and that we have at all times complied with the provisions of Rules l0b-6 and l0b-6A of the Securities and Exchange Commission as applicable to the offering of the Shares.

         9. Termination. The provisions of the last two paragraphs of Section 4, the first sentence of Section 7, and all of Section 8 hereof, will terminate at the close of business on the thirtieth (30th) day after the date of the initial public offering of the Shares, unless sooner terminated as hereinafter provided. You may terminate such provisions at any time by notice to us to the effect that the offering provisions of this Agreement are terminated.

         10. Expenses and Settlement. You may charge our account with any transfer taxes on sales made by you of Shares purchased by us under the Underwriting Agreement and with our proportionate share (based upon our underwriting obligation) of all other expenses incurred by you under this Agreement or in connection with the purchase, carrying, sale or distribution of the Shares. The accounts hereunder will be settled as promptly as practicable after the termination of the provisions referred to in Section 9 hereof, but you may reserve such amount as you may deem advisable for additional expenses. Your determination of the amount to be paid to or by us will be conclusive. You may at any time make partial distributions of credit balances or call for payment of debit balances. Any of our funds in your hands may be held with your general funds without accountability for interest. Notwithstanding any settlement, we will remain liable for any taxes on transfers for our account, and for our proportionate share (based upon our underwriting obligation) of all expenses and liabilities which may be incurred by or for the accounts of the Underwriters.

         11. Default by Underwriters. Default by one or more Underwriters hereunder or under the Underwriting Agreement will not release the other Underwriters from their obligations or affect the liability of any defaulting Underwriter to the other Underwriters for damages resulting from such default. If one or more Underwriters default under the Underwriting Agreement, you may arrange for the purchase by others, including nondefaulting Underwriters, of Shares not taken up by the defaulting Underwriter or Underwriters.

         12. Position of Representative. You will be under no liability to us for any act or omission except for obligations expressly assumed by you herein, and no obligation on your part will be implied hereby or inferred herefrom. The rights and liabilities of the Underwriters are several and not joint, and nothing will constitute the Underwriters a partnership, association or separate entity.

         If for federal income tax purposes the Underwriters should be deemed to constitute a partnership, then each Underwriter elects to be excluded from the application of Subchapter K, Chapter 1, Subtitle A, of the Internal Revenue Code of 1986, as amended. You, as Representative of the several Underwriters, are authorized, in your discretion, to execute on behalf of the Underwriters such evidence of such election as may be required by the Internal Revenue Service.

         13. Indemnification. We will indemnify and hold harmless each other Underwriter and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act of 1933, as amended (the "Securities Act"), or Section 20(a) of the Exchange Act, and reimburse your and their expenses, to the extent and upon the terms upon which each Underwriter agrees to indemnity the Company in the Underwriting Agreement.

         14. Contribution. Each Underwriter (including you) will pay upon your request, as contribution, its proportionate share, based upon its underwriting obligation, of any losses, claims, damages or liabilities, joint or several, paid or incurred by any Underwriter to any person other than an Underwriter, arising out of or based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, any amendment or supplement thereto or any related Preliminary Prospectus, or any other selling or advertising material approved by you for use by the Underwriters in connection with the sale of the Shares, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (other than an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by an Underwriter specifically for use therein); and will pay such proportionate share of any legal or other expenses reasonably incurred by you or with your consent in connection with investigating or defending any such loss, claim, damage or liability, or any action in respect thereof. In determining the amount of any Underwriter's obligation under this Section, appropriate adjustment may be made by you to reflect any amounts received by one or more Underwriters in respect of such claim from the Company pursuant to Section 6 of the Underwriting Agreement or otherwise. There shall be credited against any amount paid or payable by us pursuant to this Section any loss, damage, liability or expense which is incurred by us as a result of any such claim asserted against us, and if such loss, claim, damage, liability or expense is incurred by us subsequent to any payment by us pursuant to this Section, appropriate provisions shall be made to effect such credit, by refund or otherwise. If any such claim is asserted, you may take such action in connection therewith as you deem necessary or desirable, including retention of counsel for the Underwriters, and in your discretion separate counsel for any particular Underwriter or group of Underwriters, and the fees and disbursements of any counsel so retained by you shall be included in the amount payable pursuant to this Section. In determining amounts payable pursuant to this Section, any loss, claim, damage, liability or expense incurred by any person controlling any Underwriter within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act which has been incurred by reason of such control relationship shall be deemed to have been incurred by such Underwriter. Any Underwriter may elect to retain at its own expense its own counsel. You may settle or consent to the settlement of any such claim, on advice of counsel retained by you, with the approval of a majority in interest of the Underwriters. Whenever you receive notice of the assertion of any claim to which the provisions of this Section would be applicable, you will give prompt notice thereof to each Underwriter. You will furnish each Underwriter with periodic reports, at such times as you deem appropriate, as to the status of such claim and the action taken by you in connection therewith. If any Underwriter or Underwriters default in their obligation to make any payments under this Section, each nondefaulting Underwriter shall be obligated to pay its proportionate share of all defaulted payments, based upon such Underwriter's underwriting obligation as related to the underwriting obligations of all nondefaulting Underwriters.

         15. Reports and Blue Sky Matters. We authorize you to file with the Securities and Exchange Commission and any other governmental agency any reports required in connection with any transaction effected by you for our account pursuant to this Agreement, and we will furnish any information needed for such reports. You will not have any responsibility with respect to the right of any Underwriter or other person to sell the Shares in any jurisdiction, notwithstanding any information you may furnish in that connection.

         16. Miscellaneous. Any notice hereunder from you to us or from us to you shall be deemed to have been duly given when sent by mail, telegram or delivered in person, if to us, at the address stated in the Underwriters' Questionnaire or telex constituting Questionnaire which we have furnished in connection with this offering or, if to you, to R. J. Steichen & Company, Midwest Plaza, Suite 1100, 801 Nicollet Mall, Minneapolis, Minnesota 55402.

         We understand that you are members in good standing of the National Association of Securities Dealers, Inc. ("NASD"). We hereby confirm that we are either (i) a member in good standing of the NASD or (ii) a dealer with its principal place of business located outside the United States, its territories and its possessions and not registered as a broker or dealer under the Exchange Act who agrees not to make any sales within the United States, its territories or its possessions or to persons who are nationals thereof or residents therein. We hereby agree to comply with all applicable rules of the NASD, including, without limitation, the NASD's Interpretation with respect to Free-Riding and Withholding and Rule 2740 of the Rules of the Association and, if we are a foreign dealer and not a member of the NASD, to comply with such Interpretation with respect to Free-Riding and Withholding and the provisions of Rules 2730, 2740, 2420 (as such Section applies to foreign nonmembers) and 2750 of Article III of such Rules of the Association as though we were a member of the NASD. In connection with the sales and offers to sell Shares made by us outside the United States (x) we will either furnish to each person to whom any such sale or offer is made a copy of the then current Preliminary Prospectus or the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto), as the case may be, or inform such person that such Preliminary Prospectus or Prospectus will be available upon request and (y) we will furnish to each person to whom any such sale or offer is made such Prospectus, advertisement or other offering document containing information relating to the Shares or the Company as may be required under the law of the jurisdiction in which such offer or sale is made. Any prospectus, advertisement or other offering document furnished by us to any such person in accordance with the preceding sentence and any such additional offering material as we may furnish to any person (A) shall comply in all respects with the law of the jurisdiction in which it is so furnished, (B) shall be prepared and so furnished at our sole risk and expense, and (C) shall not contain information relating to the Shares or the Company which is inconsistent in any respect with the information contained in the then current Preliminary Prospectus or in the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto), as the case may be. We confirm that we will not make sales of the Shares to discretionary accounts.

         This instrument may be signed by the Underwriters in various counterparts which together shall constitute one and the same agreement among all the Underwriters and shall become effective at such time as all the Underwriters shall have signed such counterparts and you shall have confirmed all such counterparts.

         Please confirm that the foregoing correctly states the understanding between us by signing and returning to us a counterpart hereof.

                                    Very truly yours,

                                    _______________________________________
                                    [Type or Print Firm Name]

                                    By____________________________________
                                       Signature of Authorized Representative

                                    _______________________________________
                                    Name of Authorized Representative Typed
                                    or Printed

                                    Its____________________________________
                                       Title of Authorized Representative Typed or Printed

Accepted and confirmed as of the date first above written.

R. J. STEICHEN & COMPANY
As Representative


By: ___________________________________

Its____________________________________